Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-3 No. 333-207848) of Mirati Therapeutics, Inc.,

(2)	Registration Statement (Form S-3 No. 333-206965) of Mirati Therapeutics, Inc.,

(3)	Registration Statement (Form S-3 No. 333-198678) of Mirati Therapeutics, Inc.,

(4)	Registration Statement (Form S-8 No. 333-204720) pertaining to the 2013 Equity Incentive Plan of Mirati Therapeutics, Inc.,

(5)
Registration Statement (Form S-8 No. 333-189965) pertaining to the Amended and Restated Incentive Stock Option Plan, 2013 Equity Incentive Plan, and 2013 Employee Stock Purchase Plan of Mirati Therapeutics Inc., and

(6)	Registration Statement (Form S-8 No. 333-196487) pertaining to the 2013 Equity Incentive Plan of Mirati Therapeutics Inc.;

of our report dated March 9, 2017, with respect to the consolidated financial statements of Mirati Therapeutics, Inc. included in this Annual Report (Form 10-K) of Mirati Therapeutics, Inc. for the year ended December 31, 2016.

/s/ Ernst & Young LLP
San Diego, California
March 9, 2017